CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 30, 2002, relating to the financial statements and financial highlights which appear in the April 30, 2002 Annual Reports to Shareholders of The AAL Technology Stock Fund, The AAL Aggressive Growth Fund, The AAL Small Cap Stock Fund, The AAL Small Cap Index Fund II, The AAL Small Cap Value Fund, The AAL Mid Cap Stock Fund, The AAL Mid Cap Index Fund II, The AAL International Fund, The AAL Capital Growth Fund, The AAL Large Company Index Fund II, The AAL Equity Income Fund, The AAL Balanced Fund, The AAL Mid Cap Index Fund, The AAL Large Company Index Fund, The AAL Bond Index Fund, The AAL High Yield Bond Fund, The AAL Municipal Bond Fund, The AAL Bond Fund, The AAL Money Market Fund, and The AAL U.S. Government Zero Coupon Target Fund Series 2006, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Accountants” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
June 27, 2002